INDEPENDENT AUDITORS' REPORT

To the Partners
Casselberry-Oxford Associates Limited Partnership

   We have audited the accompanying balance sheet of Casselberry-Oxford Associates Limited Partnership as of December 31, 1995, and the related statements of operations, partners' deficit and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casselberry-Oxford Associates Limited Partnership as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with general accounting principles.

   As discussed in note 2, during 1995 the partnership changed its method of reporting from the basis used for income tax purposes to a basis in conformity with generally accepted accounting principles.

                                              /s/Reznick Fedder & Silverman
                                                 Reznick Fedder & Silverman

Bethesda, Maryland
January 26, 1996

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                                BALANCE SHEET
                              DECEMBER 31, 1995

                                    ASSETS
                                    ------

INVESTMENT IN PROPERTY AND EQUIPMENT
  Property and equipment                                                            $7,158,819
OTHER ASSETS
  Cash and cash equivalents                                                             34,237
  Tenant receivables                                                                    19,337
  Due from Oxford                                                                       19,116
  Tenant security deposits--funded                                                      46,844
  Prepaid expenses                                                                      10,000
  Mortgage escrow deposits                                                              87,096
  Refinancing escrow                                                                   107,381
  Debt service reserve escrow                                                          200,000
  Unamortized costs                                                                    478,142
                                                                                    -----------
                                                                                    $8,160,972
                                                                                    ===========

                      LIABILITIES AND PARTNERS' DEFICIT
                      ----------------------------------

LIABILITIES APPLICABLE TO INVESTMENT IN PROPERTY AND EQUIPMENT
  Mortgage note payable ..........................................                   $10,700,000
  Accrued interest payable .......................................                        29,425
                                                                                     -----------
                                                                                      10,729,425
OTHER LIABILITIES
  Accounts payable ...............................................                       407,344
  Tenant security deposits .......................................                        46,141
  Deferred rental revenue ........................................                         8,982
  Working capital advances .......................................                         3,234
  Accrued investor services fee ..................................                         7,000
  Working capital loan (includes accrued interest of $16,858) ....                       831,858
  Operating expenses loan (includes accrued interest of $67,280) .                     1,233,909
  Loan payable ...................................................                       347,177
  Deferred management fees .......................................                       148,460
  Subordinated management fees ...................................                        67,468
  Subordinated loan payable ......................................                       153,843
                                                                                     -----------
                                                                                      13,984,841
COMMITMENTS AND CONTINGENCIES
PARTNERS' DEFICIT
  Capital contributions .......................................... $  5,835,310
  Less: Nonamortizable costs .....................................      439,499
                                                                   ------------
                                                                      5,395,811
  Cumulative cash distributions ..................................     (324,745)
  Cumulative losses ..............................................  (10,894,935)      (5,823,869)
                                                                   ------------      -----------
                                                                                     $ 8,160,972
                                                                                     ===========


         The accompanying notes are an integral part of this statement.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995


Gross potential rental revenue ..............                     $2,128,778
Less vacancies and allowances ...............                        212,097
                                                                  ----------
  Net rental revenue ........................                      1,916,681

Interest income .............................                         18,324
Other income ................................                        128,757
                                                                  ----------
    Total operating revenue .................                      2,063,762
                                                                  ----------

Operating expenses
  Renting ...................................    $   26,777
  Administrative ............................       247,723
  Maintenance and operating .................       778,278
  Utilities .................................       149,225
  Taxes .....................................       187,946
  Insurance .................................        60,485        1,450,434
                                                 ----------

Mortgage interest ...........................       829,838
Interest on advances and loans ..............        16,858
Depreciation ................................       229,652
Amortization ................................         6,981
Financing fees ..............................       293,207
Letter of credit fees .......................        14,237
Investor services fees ......................         7,806
Professional fees ...........................           975
Other partnership expenses ..................         8,556        1,408,110
                                                 ----------        ---------
Total expenses ..............................                      2,858,544
                                                                  ----------
Net loss ....................................                     $ (794,782)
                                                                  ==========

The accompanying notes are an integral part of this statement.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                        STATEMENT OF PARTNERS' DEFICIT
                         YEAR ENDED DECEMBER 31, 1995


                                    Gross           Less             Net         Cumulative
                                   Capital    Nonamortizable       Capital          Cash         Cumulative       Partners'
                               Contributions        Costs      Contributions   Distributions       Losses          Deficit
                               -------------- ---------------  --------------  --------------    ------------   -------------
Partners' deficit, 1/1/95,
  as previously reported .....   $5,835,310       $(439,499)     $5,395,811       $(324,745)    $(14,953,375)    $(9,882,309)

Adjustment to reflect the
  change in method of
  financial statement
  reporting ..................       --               --             --               --           4,853,222       4,853,222
                                 ----------       ----------     -----------      ----------    ------------     ------------

Partners' deficit, 1/1/95,
  as restated ................    5,835,310        (439,499)      5,395,811        (324,745)     (10,100,153)     (5,029,087)

Net loss .....................       --               --             --               --            (794,782)       (794,782)
                                 ----------       ----------     -----------      ----------    ------------     ------------

Partners' deficit, 12/31/95 ..   $5,835,310       $(439,499)     $5,395,811       $(324,745)    $(10,894,935)    $(5,823,869)
                                 ==========       ==========     ===========      ==========    ============     ============

        The accompanying notes are an integral part of this statement.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                           STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1995


Cash flows from operating activities
  Net loss ................................................................   $  (794,782)
  Adjustments to reconcile net loss to net cash used in operating activities
    Depreciation ..........................................................       229,652
    Amortization ..........................................................         6,981
  Changes in asset and liability accounts (Increase) decrease in assets
    Tenant receivables ....................................................       (15,930)
    Prepaid expenses ......................................................        14,237
    Unamortized costs .....................................................      (479,589)
    Mortgage escrow deposits ..............................................        35,761
    Debt service escrow ...................................................      (107,381)
    Tenant security deposits--net .........................................          (587)
  Increase (decrease) in liabilities
    Accounts payable ......................................................       346,237
    Accrued interest payable ..............................................      (277,085)
    Accrued interest--working capital loan ................................        16,858
    Deferred rental revenue ...............................................          (825)
    Deferred management fees ..............................................        29,170
    Deferred fees payable .................................................      (333,643)
                                                                              -----------
      Net cash used in operating activities ...............................    (1,330,926)
                                                                              -----------
Cash flows from investing activities
  Net disbursements from project reserve account--Fleet ...................       353,739
  Net disbursements from debt service reserve escrow--Fleet ...............       350,216
  Net deposits to debt service reserve escrow--Related ....................      (200,000)
                                                                              -----------
      Net cash provided by investing activities ...........................       503,955
                                                                              -----------
Cash flows from financing activities
  Proceeds from working capital advances ..................................         2,484
  Proceeds from working capital loan ......................................       815,000
                                                                              -----------
      Net cash provided by financing activities ...........................       817,484
                                                                              -----------
    NET DECREASE IN CASH EQUIVALENTS ......................................        (9,487)
Cash and cash equivalents, beginning ......................................        43,724
                                                                              -----------
Cash and cash equivalents, end ............................................   $    34,237
                                                                              ===========
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest ..................................   $ 1,106,923
                                                                              ===========

        The accompanying notes are an integral part of this statement.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1995

NOTE 1--ORGANIZATION

   Casselberry-Oxford Associates Limited Partnership, a Maryland limited partnership, was formed January 1, 1983 to acquire an interest in real property located in Casselberry, Florida and to construct and operate a 336 unit rental housing community known as Reflections Apartments. The partnership will continue to operate until December 31, 2036, unless dissolved earlier in accordance with the partnership agreement. The partnership has entered into an agreement, which governs the rental, sale, and conversion of the units with the Orange County Housing Finance Authority of the State of Florida, and Suntrust Bank, Central Florida, National Association. The agreement provides for, among other things, the rental of at least 20% of the units to tenants whose income does not exceed 80% of the median area income. This restriction is necessary in order for the partnership to comply with the provisions of the Internal Revenue Code governing preservation of the tax exempt status of the bonds issued by the Orange County Housing Finance Authority.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A summary of the significant accounting policies applied in the preparation of the financial statements follows.

Basis of Accounting

   Prior to 1995, the partnership maintained its financial records and prepared its financial statements on the basis of accounting used for income tax purposes. As a result, the partnership amortized construction period interest and taxes as allowed by the Internal Revenue Code, and depreciation was computed on the accelerated cost recovery system, rather than capitalizing the development period costs and depreciating the buildings over their estimated economic lives as required by generally accepted accounting principles. Pursuant to the terms of the refinancing (note 5), the partnership was required to change its method of reporting from the basis used for income tax purposes to a basis in conformity with generally accepted accounting principles. The effect of this change in accounting method was to decrease partners' deficit at January 1, 1995, by $4,853,222 for the cumulative effect of the change on net loss for prior years.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Rental Income

   Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.

Cash Equivalents

   The Partnership invests substantially all of its available cash in the operating bank account in an overnight investment in commerical paper which is considered to be a cash equivalent. The carrying amount of the investment approximates fair value. At December 31, 1995, $31,876 was invested.

Depreciation

   Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on a straight-line basis for financial reporting purposes. Accelerated lives and methods are used for income tax purposes.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Unamortized Costs

   Permanent financing costs are being amortized on the straight-line method over the term of the mortgage.

Nonamortizable Costs

   The partnership has determined that nonamortizable costs of $439,499, attributable to the issuing and marketing of limited partnership interests, are a direct reduction of capital.

Income Taxes

   No provision or benefit for income taxes has been included in these financial statements since the taxable income or loss passes through to, and is reportable by, the partners on their respective income tax returns.

NOTE 3--RELATED PARTY TRANSACTIONS

   The general partners of the partnership are Leo E. Zickler and OAMCO VII, L.L.C.

   The general partners are officers and/or affiliates of Oxford Development Corporation (Oxford), Oxford Holding Corporation (OHC), Oxford Realty Financial Group, Inc. (ORFG), or NHP Inc.

   The following items were paid or are payable to Oxford, OHC, ORFG, NHP Inc. or their affiliates from operating revenues or distributable net cash flow.

Property Management Fee

   The partnership has entered into an agreement with NHP Management Company, an affiliate of NHP Inc. to provide property management services to the partnership. The fee for such services is equal to 3.36% of gross collections which was $66,980 in 1995. The agreement expires December 31, 1996, at which time it can be automatically renewed for one year periods, subject to certain limitations.

Deferral of Fees

   Pursuant to the terms of the partnership agreement, 33.3% of the property management fees are deferred in any year in which certain operating income levels are not achieved. Deferred amounts will be repayable without interest from distributable net cash flow (note 6) or from the proceeds of sale or refinancing, after certain priorities. In 1995, $21,757 was deferred by NHP Management Company and as of December 31, 1995, the cumulative amounts deferred by NHP Management Company was $45,287. Effective December 22, 1995, pursuant to the refinancing (note 5), the deferral requirement has been eliminated.

   Additionally, Oxford Management Company, Inc. (OMC), the former property management agent, had deferred management fees of $87,745 in prior years.

Subordination of Fees

   In 1987, OMC agreed to subordinate $67,468 of its management fees. This amount is repayable to OMC, without interest, from distributable net cash flow (note 6) or proceeds of sale or refinancing of the project, after certain priorities.

Accounting and Data Processing Fee

   NHP Management Company receives an accounting and data processing fee of $1.49 per unit per month. A fee of $6,015 was paid in 1995.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3--RELATED PARTY TRANSACTIONS (continued)

Administrative Fee

   NHP Management Company receives an annual fee of $895 for preparation of workpapers and account analyses for the audit firm.

Incentive Management Fee

   NHP Management Company receives an incentive management fee payable from distributable net cash flow after certain priorities (note 6). No fee was earned in 1995.

Capital Improvement Consulting, Oversight, and Administrative (CICOA) Fee

   NHP Management Company earns a fee for its services in special planning and oversight in connection with capital improvements made to the rental property. The fee is 7.46% of the actual costs of certain capital improvements, subject to certain limitations, and is payable to NHP Management Company from operating revenue. The fee earned in 1995 was $1,707.

Cash Management Fee

   NHP Management Company receives a cash management fee for managing and investing partnership funds. The fee is 1.12% of the average monthly investment portfolio (computed on an annualized basis) managed by NHP Management Company. The fee earned by NHP Management Company in 1995 was $1,019 and was offset against interest income.

Asset Management Fees

   The partnership has entered into an Asset Management Agreement with ORFG to provide certain supervisory and asset management services to the partnership, which previously had been provided by the former property management agent, OMC, but are not provided by NHP Management Company, including overseeing the property manager. The fee earned for such services in 1995 was $26,100, representing an amount equal to 34.1% of all the above-referenced fees payable to NHP Management Company, and is currently payable as an operating expense. Pursuant to the terms of the partnership agreement, ORFG is required to subordinate one-third of a portion of this fee which was $7,412 in 1995 and as of December 31, 1995, the cumulative amount deferred was $15,428 and is included in deferred management fees. Effective December 22, 1995, pursuant to the refinancing (note 5), the subordination requirement has been eliminated.

   Additionally, ORFG earns a fee equal to 1% of the gross receipts. This fee is deferred and is payable from distributable net cash flow (note 6). No such fee was expensed in 1995.

   Management estimates that projected future cash flow will not be sufficient to pay the asset management fee equal to 1% of gross receipts. Consequently, the partnership has ceased accrual of this fee. If, in the future, the partnership determines that projected cash flow is sufficient to pay this fee, the partnership will accrue any prior year's fees and interest thereon at that time.

Investor Services Fee

   An investor services fee is payable annually on a cumulative basis to ORFG for its services in preparing necessary reports for the investor limited partners and in communicating with them concerning the partnership's affairs. The fee may be increased by the same percentage as the average percentage increase in the project's rent. A fee of $7,806 was expensed and paid in 1995.

   Prior to January 1, 1994, Oxford Equities Corporation (OEC) was the servicer of this information. The balance due OEC at December 31, 1995 was $7,000.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3--RELATED PARTY TRANSACTIONS (continued)

Due from Oxford

   When OMC provided property management services to the partnership, the employees of the partnership were paid through a common paymaster, Oxford Realty Services Corporation (ORSC). The partnership had a deposit with ORSC of $19,116 which represented approximately the amount advanced by ORSC to fund payroll before being reimbursed by the partnership. This deposit will be refunded by ORSC in accordance with the Payroll Reimbursement Agreement.

   The following loans have been made to the partnership by Oxford or its affiliates.

Working Capital Advances

   Oxford has provided non-interest bearing working capital advances, which are repayable from first available distributable cash flow. As of December 31, 1995, the balance due Oxford was $3,234.

Working Capital Loan

   Oxford made loans to the partnership during 1995, in the amount of $815,000 for the purpose of enabling the partnership to extend the letter of credit while pursuing refinancing or a sale, for the purpose of funding obligations under the Commitment Letter, and to fund the bond refunding and other closing costs. Repayment of this loan will be subordinated to certain priority returns to the Preferred ILPs (note 6), with the unpaid balance accruing interest at a simple rate equal to 10% per annum. Interest of $16,858 was expensed in 1995. As of December 31, 1995, the amount due Oxford was $831,858, which includes accrued interest of $16,858.

Operating Expense Loan

   Pursuant to a loan and incentive fee agreement between OMC and the partnership, OMC has agreed to provide an operating expense loan. OMC has advanced $1,233,909 as of December 31, 1995 which includes accrued interest of $67,280. Pursuant to an earlier agreement no additional interest will be charged. The loan is repayable from distributable net cash flow (note 6) or proceeds of the sale or refinancing of the project, after certain priorities. OMC is not required to make additional operating expense loans as the term of this obligation has expired.

Subordinated Loan Payable

   During 1988, a collateral security account funded by Oxford, in the amount of $153,843 was drawn to pay mortgage interest of the partnership. This amount is repayable to Oxford, without interest, upon sale or refinancing of the project, after certain priorities.

   Amounts outstanding on the above notes and loans at the time of sale or refinancing of the project or the dissolution of the partnership are payable from the proceeds of such sale, refinancing or partnership liquidation.

   As described above, the related party notes and loans are repayable from available cash flow, if any. Accordingly, management believes it is not practicable to estimate the fair value of these notes and loans.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


NOTE 4--PROPERTY AND EQUIPMENT


   Property and equipment are stated at cost, net of accumulated depreciation, and at December 31, 1995 consisted of the following:

    Land .............................................   $    700,000
    Buildings ........................................      9,173,606
    Building equipment ...............................      1,598,578
                                                         ------------
                                                           11,472,184
    Less accumulated
      depreciation ...................................     (4,313,365)
                                                         ------------
                                                         $  7,158,819
                                                         ============

NOTE 5--MORTGAGE NOTE PAYABLE

   During the year, the partnership was obligated on a mortgage loan in the original amount of $10,700,000 which was payable to Independence One Mortgage Corporation. The mortgage loan was financed by tax-exempt bonds issued by Orange County Housing Finance Authority. The mortgage note provided for: (a) interest at 6-7/8% per annum; (b) monthly payments to the debt service escrow to fund the semi-annual payments of interest; (c) establishment of a Project Reserve Account; and (d) original maturity on Feburary 1, 1995, which was extended to June 30, 1995.

   The mortgage loan was secured by a first mortgage lien on the property, an assignment of rents and leases, and a letter of credit in the amount of $11,129,115 issued by Fleet National Bank. The letter of credit was secured by a second mortgage lien on the property and a second assignment of rents and leases

   In addition, Casselberry obtained an extension of the bond maturity until June 30, 1995 from the Orange County Housing Finance Agency. In conjunction with the loan extension, the interest rate on the mortgage loan was reduced from 6.875% to 4.95% until June 30, 1995. A new extension was not agreed upon, and effective July 1, 1995, the interest rate was increased to the default rate of 10.75%.

   As part of the extension, Fleet agreed that it would not foreclose on the property until October 31, 1995, in order to provide the partnership with sufficient time to arrange for either a refinancing or sale. Prior to the scheduled bond maturity, Fleet purchased the bonds in lieu of their redemption. On August 2, 1995, the partnership signed a letter of intent with Related Capital Company (RCC) for the refinancing of the mortgage and on October 11, 1995, RCC purchased the mortgage bonds from Fleet.

   On December 22, 1995, the refinancing with RCC closed. The new mortgage loan provides for, among other things: (a) principal amount of $10,700,000;
(b) maturity on December 22, 2005; (c) an interest rate equal to 9% per annum; (d) monthly payments of interest only and quarterly interest payments equal to 25% of net cash flow after a priority payment to the partners of 3.7% of total operating income for the period to the partnership; and (e) establishment of a replacement reserve with an initial deposit of $200,000 and for the first 24 months deposits of $8,400 per month and $7,000, thereafter.

   The carrying amount of the partnership's mortgage note payable approximates fair value.

   The liability of the partnership is limited to the property and equipment collateralizing the mortgage note and certain other amounts deposited with the mortgage lender.

   In 1989, the partnership received a loan from Merrill Lynch, Hubbard, Inc., to cover certain costs of refinancing the mortgage loan. The loan is repayable, without interest, from the proceeds of the sale or refinancing of the project, after certain priorities. As of December 31, 1995, the loan balance was $347,177. Because the loan is only payable from the proceeds of the sale or refinancing of the project, management believes it is not practicable to estimate the fair value of this loan.

              CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6--PARTNERS' CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

   Partners' capital contributions are as follows:
    General and Special Limited Partners ....                       $      260
    Investor Limited Partners ...............                        4,750,050
    Preferred Limited Partners ..............                        1,085,000
                                                                    ----------
                                                                    $5,835,310
                                                                    ==========
Distributable net cash flow at
December 31, 1995 is as follows:
    Cash ....................................                       $   34,237
    Tenant security deposits--funded ........                           46,844
                                                                    ----------
                                                                        81,081
    Less: Accounts payable ..................        $  407,344
          Tenant security deposits ..........            46,141
          Deferred rental revenue ...........             8,982
          Accrued interest payable ..........            29,425        491,892
                                                      ---------     ----------
    Distributable net cash flow .............                       $ (410,811)
                                                                    ==========

   The general partners have the right to reserve for contingencies and future replacements in amounts determined adequate for such purposes at any time.


   Distributable net cash flow, when available, is payable as follows:

a) To the preferred limited partners, payment of an $87,000 cumulative, annual preferred return beginning in 1996;

b)  To payment of any unpaid investor services fees;

c) To ORFG, payment of any unpaid asset management fee charged to the partnership beginning in 1996 and any accrued interest thereon;

d) To Oxford, all unpaid interest of 10%, simple interest, on Oxford working capital loan in the original amount of $815,000 made in 1995;

e) From 50% of remaining distributable net cash flow, repayment of outstanding principal on the Oxford working capital loan in the original amount of $815,000;

f) To the preferred limited partners, an amount equal to a cumulative, compounded return of 15% per year on the preferred capital contributions ($1,068,362 as of December 31, 1995 less prior distributions to preferred limited partners);

g) To the preferred limited partners, an amount equal to the preferred capital contributions;

h) To ORSC and ORFG, payment of the 1992 - 1995 asset management fees from up to 50% of distributable cash flow;

i) To OMC, NHP Management Company and ORFG, in payment of any deferred property management fees;

j) To the investor limited partners, up to $380,000 in accordance with their partnership interests;

k) To the special limited and general partners, up to $20,000 in accordance with their partnership interests;

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6--PARTNERS' CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS (continued)

l)  To OMC, the payment of 1987 subordinated property management fee;

m) To the payment of any operating expense loans, including interest thereon;

n) The next $126,667, shall be distributed on a non-cumulative basis, as follows: 25% to the general and special limited partners and 75% to the investor limited partners;

o) The remaining amount will be distributed 40% to NHP Management Company as an incentive management fee, 50% to the investor limited partners, and 10% to the special limited and general partners.

   Pursuant to the partnership agreement, the Preferred Limited Partners will receive a priority distribution from the net proceeds of any sale, refinancing or partnership liquidation.


NOTE 7--MAJOR REPAIRS



   In 1994, management discovered that the rental property had incurred significant structural damage caused by termite infestation and water penetration. During 1994, management began the process of repairing the damages which was estimated to cost a total of $500,000 - $700,000 over several years. During 1995, the partnership incurred costs of approximately $417,000, completing the repair work. Approximately $200,000 was accrued and payable as of December 31, 1995.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                                  BALANCE SHEET
                                DECEMBER 31, 1994
                                   (Unaudited)

                                     ASSETS

INVESTMENT IN PROPERTY AND EQUIPMENT
  Property and equipment .........................................  $ 7,388,468
OTHER ASSETS
  Cash ...........................................................       43,724
  Tenant receivables .............................................        3,407
  Due from Oxford ................................................       19,116
  Tenant security deposits--funded ...............................       37,366
  Prepaid expenses ...............................................       24,237
  Mortgage escrow deposits .......................................      122,857
  Debt service escrow ............................................      350,216
  Project reserve account ........................................      353,739
  Unamortized costs ..............................................        5,534
                                                                    -----------
                                                                    $ 8,348,664
                                                                    ===========
                        LIABILITIES AND PARTNERS' DEFICIT

LIABILITIES APPLICABLE TO INVESTMENT IN PROPERTY AND EQUIPMENT
  Mortgage note payable ..........................................  $10,700,000
  Accrued interest payable .......................................      306,510
                                                                    -----------
                                                                     11,006,510
OTHER LIABILITIES
  Accounts payable ...............................................       61,854
  Tenant security deposits .......................................       37,250
  Deferred rental revenue ........................................        9,807
  Accrued investor services fee ..................................        7,000
  Operating expense loan (includes accrued interest of $67,280) ..    1,233,909
  Loan payable ...................................................      347,177
  Deferred management fees .......................................      119,290
  Subordinated management fees ...................................       67,468
  Subordinated loan payable ......................................      153,843
  Deferred fees payable (Note 5) .................................      333,643
                                                                    -----------
                                                                     13,377,751

Partners' deficit (Note 6):
  Capital contributions .....................     $  5,835,310
  Less: Nonamortizable costs (Note 2) .......          439,499
                                                   -----------
                                                     5,395,811
  Cumulative cash distributions .............         (324,745)
  Cumulative losses .........................      (10,100,153)      (5,029,087)
                                                  ------------      -----------
                                                                    $ 8,348,664
                                                                    ===========


        The accompanying notes are an integral part of this statement.

                CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                                   (Unaudited)

Gross potential revenue ..........................................   $2,087,095
Less vacancies and allowances ....................................      169,000
                                                                     ----------
    Net rental revenue ...........................................    1,918,095

Interest income ..................................................       16,803
Other income .....................................................       79,310
                                                                     ----------
    Total operating revenue ......................................    2,014,208
                                                                     ----------
Operating expenses
Renting ..........................................    $ 30,326
Administrative ...................................     241,698
Maintenance and operating ........................     530,980
Utilities ........................................     138,791
Taxes ............................................     186,851
Insurance ........................................      46,680        1,175,326
                                                      --------
Mortage interest .................................     735,625
Depreciation .....................................     229,630
Amortization .....................................      66,370
Financing fees ...................................      16,451
Letter of credit fees ............................     168,969
Investor services fee ............................       7,729
Professional fees ................................       2,460
Other partnership expenses .......................       6,429        1,233,663
                                                      --------      -----------

     Total expenses .............................................     2,408,989
                                                                    -----------

     Net loss ...................................................   $  (394,781)
                                                                    ===========

        The accompanying notes are an integral part of this statement.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                         STATEMENT OF PARTNERS' DEFICIT
                          YEAR ENDED DECEMBER 31, 1994
                                   (Unaudited)

                                                Less                              Cumulative
                         Gross Capital     Non-amortizable      Net Capital          Cash           Cumulative         Partners'
                         Contributions          Costs          Contributions     Distributions        Losses            Deficit
                         --------------    ----------------    --------------    --------------    --------------    --------------
Partners' deficit,
  1/1/94 .............    $5,835,310          $(439,449)        $5,395,811         $(324,745)      $ (9,705,372)      $(4,634,306)

Net loss .............        --                  --                --                 --              (394,781)         (394,781)
                          ----------          ---------         ----------        ----------       -------------      ------------


Partners' deficit,
  12/31/93 ...........    $5,835,310          $(439,499)        $5,395,811         $(324,745)      $(10,100,153)      $(5,029,087)
                          ==========          =========         ==========        ==========       =============      ============


        The accompanying notes are an integral part of this statement.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1994
                                   (Unaudited)

Cash flows from operating activities:
 Net loss ......................................................................   $(394,781)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Deprectiation ................................................................     229,630
  Amortization .................................................................      66,370
  Changes in asset and liability accounts:
   Tenant receivables ..........................................................      (3,156)
   Other accounts receivable ...................................................         150
   Prepaid expenses ............................................................        (461)
   Accounts payable ............................................................      36,278
   Deferred rental revenue .....................................................      (4,614)
   Deferred management fees ....................................................      29,767
   Net security deposits paid ..................................................         982
   Net deposits to escrows for taxes and insurance .............................     (27,783)
   Net deposits to debt service escrow .........................................      (3,455)
                                                                                   ---------
    Net cash used in operating activities ......................................     (71,073)
                                                                                   ---------

Cash flows from investing activities:
 Net disbursements from project reserve account ................................         537
                                                                                   ---------
    Net cash provided by investing activities ..................................         537
                                                                                   ---------

    NET DECREASE IN CASH .......................................................     (70,536)

Cash, beginning ................................................................     114,260
                                                                                   ---------

Cash, end ......................................................................   $  43,724
                                                                                   =========
Supplemental disclosure of cash flow information:
 Cash paid during the year for interest ........................................   $ 735,625
                                                                                   =========

        The accompanying notes are an integral part of this statement.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994
                                   (Unaudited)

NOTE 1 -- ORGANIZATION

   Casselberry-Oxford Associates Limited Partnership, a Maryland limited partnership, was formed January 1, 1983 to acquire an interest in real property located in Casselberry, Florida and to construct and operate a 336 unit rental housing community known as Reflections Apartments. The partnership will continue to operate until December 31, 2036, unless dissolved earlier in accordance with the partnership agreement. The partnership has entered into an agreement, which governs the rental, sale, and conversion of the units with the Orange County Housing Finance Authority of the State of Florida, and Independence One Mortgage Corporation. The agreement provides for, among other things, the rental of at least 20% of the units to tenants whose income does not exceed 80% of the median area income. This restriction is necessary in order for the partnership to comply with the provisions of the Internal Revenue Code governing preservation of the tax exempt status of the bonds issued by the Orange County Housing Finance Authority.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


   A summary of the significant accounting policies consistently applied in the preparation of the financial statements follows.


   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Rental Income

   Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.

   Depreciation

   Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on a straight-line basis for financial reporting purposes. Accelerated lives and methods are used for income tax purposes.

   Unamortized Costs

   Permanent financing costs are being amortized on the straight-line method over the term of the mortgage.

   Nonamortizable Costs

   The partnership has determined that nonamortizable costs of $439,499, attributable to the issuing and marketing of limited partnership interests, are a direct reduction of capital.

   Income Taxes

   No provision or benefit for income taxes has been included in these financial statements since the taxable income or loss passes through to, and is reportable by, the partners on their respective income tax returns.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

NOTE 3 -- RELATED PARTY TRANSACTIONS

   The general partners of the partnership are Leo E. Zickler and OAMCO VII, L.L.C.

   The general partners are officers and/or affiliates of Oxford Development Corporation (Oxford), Oxford Holding Corporation (OHC), Oxford Realty Financial Group, Inc. (ORFG), or NHP, Inc.

   The following items were paid or are payable to Oxford, OHC, ORFG, NHP, Inc. or their affiliates from operating revenues or distributable net cash flow.

   Property Management Fee

   The partnership has entered into an agreement with NHP Management Company, an affilate of NHP, Inc. to provide property management services to the partnership. The fee for such services is equal to 3.36% of gross collections which was $66,612 in 1994. The agreement expires December 31, 1995, at which time it can be automatically renewed for one year periods, subject to certain limitations.

   Deferral of Fees

   Pursuant to the terms of the partnership agreement, 33.3% of the property management fees are deferred in any year in which certain operating income levels are not achieved. Deferred amounts will be repayable without interest from distributable net cash flow (note 6) or from the proceeds of sale or refinancing, after certain priorities. In 1994, $22,204 was subordinated by NHP Management Company and as of December 31, 1994, the cumulative amounts subordinated by NHP Management Company was $23,539.

   Additionally, Oxford Management Company, Inc. (OMC), the former property management agent, had subordinated $87,745 in prior years.

   Subordination of Fees

   In 1987, OMC agreed to subordinate $67,468 of its management fees. This amount is repayable to OMC, without interest, from distributable net cash flow (note 6) or proceeds of sale or refinancing of the project, after certain priorities.

   Accounting and Data Processing Fee

   NHP Management Company receives an accounting and data processing fee of $1.49 per unit per month. A fee of $6,015 was paid in 1994.

   Administrative Fee

   The management agent receives an annual fee for preparation of workpapers and account analyses for the audit firm. During 1994, $600 was paid to OMC, the former property management agent, and $444 was paid to NHP Management Company for their services relating to the audit work preparation of the 1993 audit.

   Incentive Management Fee

   NHP Management Company receives an incentive management fee payable from distributable net cash flow after certain priorities (note 6). No fee was earned in 1994.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

NOTE 3 -- RELATED PARTY TRANSACTIONS (continued)

   Capital Improvement Consulting, Oversight, and Administrative (CICOA) Fee

   NHP Management Company earns a fee for its services in special planning and oversight in connection with capital improvements made to the rental property. The fee is 7.46% of the actual costs of certain capital improvements, subject to certain limitations, and is payable to NHP Management Company from operating revenue. The fee earned in 1994 was $8,594.

   Cash Management Fee

   NHP Management Company receives a cash management fee for managing and investing partnership funds. The fee is 1.12% of the average monthly investment portfolio (computed on an annualized basis) managed by NHP Management Company. The fee earned by NHP Management Company in 1994 was $1,608 and was offset against interest income.

   Asset Management Fees

   The partnership has entered into an Asset Management Agreement with ORFG to provide certain supervisory and asset management services to the partnership, which previously had been provided by the former property management agent, OMC, but are not provided by NHP Management Company, including overseeing the property manager. The fee earned for such services in 1994 was $28,372, representing an amount equal to 34.1% of all the above-referenced fees payable to NHP Management Company, and was currently payable as an operating expense. Pursuant to the terms of the partnership agreement, ORFG is required to subordinate one third of a portion of this fee which was $7,563 in 1994 and as of December 31, 1994, the cumulative amount deferred was $8,016.

   Additionally, ORFG earns a fee equal to 1% of the gross receipts. This fee is only payable out of available distributable cash flow after certain priorities (note 6), if any. Management believes that it is not likely that sufficient distributable cash flow will be generated for the payment of this fee and accordingly, has ceased accrual.

   Investor Services Fee

   An investor services fee is payable annually on a cumulative basis to ORFG for its services in preparing necessary reports for the investor limited partners and in communicating with them concerning the partnership's affairs. The fee may be increased by the same percentage as the average percentage increase in the project's rent. A fee of $7,729 was expensed in 1994.

   Due from Oxford

   When OMC provided property management services to the partnership, the employees of the partnership were paid through a common paymaster, Oxford Realty Services Corporation (ORSC). The partnership had a deposit with ORSC of $19,116 which represented approximately the amount advanced by ORSC to fund payroll before being reimbursed by the partnership. This deposit will be refunded by ORSC in accordance with the Payroll Reimbursement Agreement.

   The following loans have been made to the partnership by Oxford or its affiliates.

   Operating Expense Loan

   Pursuant to a loan and incentive fee agreement between OMC and the partnership, OMC had agreed to provide an operating expense loan. OMC has advanced $1,233,909 as of December 31, 1994 which includes accrued interest of $67,280. Pursuant to an earlier agreement no additional interest will be charged. The loan is repayable from distributable net cash flow (note

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

NOTE 3 -- RELATED PARTY TRANSACTIONS (continued)

6) or proceeds of the sale or refinancing of the project, after certain priorities. OMC is not required to make additional operating expense loans as the term of this obligation has expired.

   Subordinated Loan Payable

   During 1988, the collateral security account funded by Oxford, in the amount of $153,843 was drawn to pay mortgage interest of the partnership. This amount is repayable to Oxford, without interest, upon sale or refinancing of the project, after certain priorities.

NOTE 4 -- PROPERTY AND EQUIPMENT

   Property and equipment are stated at cost, net of accumulated depreciation, and at December 31, 1994 consisted of the following:


               Land .............................   $    700,000
               Buildings ........................      9,173,606
               Building equipment ...............      1,598,578
                                                    ------------
                                                      11,472,184
               Less accumulated depreciation ....     (4,083,716)
                                                    ------------
                                                    $  7,388,468
                                                    ============

NOTE 5 -- MORTGAGE NOTE PAYABLE

   The mortgage loan in the original amount of $10,700,000 is payable to Independence One Mortgage Corporation. The mortgage note provides for: (a) interest a 6-7/8% per annum; (b) monthly payments to the debt service escrow to fund the semi-annual payments of interest; (c) maturity on February 1, 1995; and (d) establishment of the Project Reserve Account to be used to fund debt service escrow shortfalls and under certain circumstances, operating expenses or distributions to partners.

   The mortgage loan is secured by a first mortgage lien on the property, an assignment of rents and leases, and a letter of credit in the amount of $11,129,115 issued by Fleet National Bank. The letter of credit is secured by a second mortgage lien on the property and a second assignment of rents and leases. The partnership pays an annual fee to Fleet National Bank for its issuance of the letter of credit. The fee expensed in 1994 was $168,969. In addition, Fleet has agreed to defer $333,643 of prior years' fees without interest. These fees are due on or before July 31, 1995 and are secured by the Project Reserve Account.


   The liability of the partnership is limited to the property and equipment collateralizing the mortgage note and certain other amounts deposited with the mortgage lender.


   To cover certain costs of refinancing the mortgage loan in 1989, the partnership received a loan from Merrill Lynch, Hubbard, Inc. The loan is repayable, without interest, from the proceeds of the sale or refinancing of the project, after certain priorities. As of December 31, 1994, the loan balance was $347,177.

   The partnership was not able to procure permanent refinancing to pay off the mortgage when it was due. Casselberry's failure to repay its first mortgage loan prior to the February 1, 1995 maturity date was an event of default under the mortgage

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

NOTE 5 -- MORTGAGE NOTE PAYABLE (continued)


loan documents. Prior to the event of default, Casselberry began negotiations with Fleet National Bank concerning the partnership's inability to repay the existing loan. On January 31, 1995, Casselberry and Fleet National Bank reached agreement on and implemented a five-month extension of Fleet National Bank's letter of credit, postponing the due date on the loan until June 30, 1995. In addition, Casselberry obtained an extension of the bond maturity until June 30, 1995 from the Orange County Housing Finance Agency, the Issuer of the bonds. In conjunction with the loan extension, the interest rate on the mortgage loan was reduced from 6.875% to 4.95% until June 30, 1995.


NOTE 6 -- PARTNERS' CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

Partners' capital contributions are as follows:

 General and Special Limited Partners ........................        $      260
 Investor Limited Partners ...................................         4,750,050
                                                                      ----------
 Preferred Limited Partners ..................................         1,085,000
                                                                      ----------
                                                                      $5,835,310
                                                                      ==========

Distributable net cash flow at December 31, 1994 is as follows:

 Cash ..............................................   $ 43,724
 Tenant security deposits -- funded ................                      37,366
 Debt service escrow ...............................                     350,216
                                                                         -------
                                                                         431,306

 Less:
 Accounts payable ..................................   $ 61,854
 Tenant security deposits ..........................     37,250
 Deferred rental revenue ...........................      9,807
 Accrued interest payable ..........................    306,510          415,421
                                                        -------          -------
 Distributable net cash flow                                            $ 15,885
                                                                        ========

   The general partners have the right to reserve for contingencies and future replacements in amounts determined adequate for such purposes at any time.

   Distributable net cash flow, when available, is payable as follows:

   (a) To the preferred limited partners, an amount equal to a cumulative, compounded return of 15% per year on the preferred capital contributions ($787,489 as of December 31, 1994);

   (b) To the preferred limited partners, an amount equal to the preferred capital contributions;

   (c) To ORFG, payment of the asset management fee from, up to 50% of distributable cash flow;

   (d) To NHP Management Corporation, in payment of any deferred property management fees;

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

NOTE 6 -- PARTNERS' CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS (continued)

   (e) To the investor limited partners, a payment equal to the lesser of $380,000 or projected distributions to the investor limited partners for the year, in accordance with their partnership interests;

   (f) To the special limited and general partners, a payment equal to the lesser of $20,000 or projected distributions to the special limited and general partners for the year;

   (g) To the payment of any subordinated property management fees;

   (h) To the payment of any operating expense loans, including interest thereon;

   (i) To the partners, on a non-cumulative basis, a payment of up to $400,000 reduced by any distributions under (d) and (e) above with 95% allocated to the investor limited partners and 5% to the special limited and general partners;

   (j) The next $126,667, shall be distributed on a non-cumulative basis, as follows: 25% to the general and special limited partners and 75% to the investor limited partners;


   (k) The remaining amount will be distributed 40% to OMC and/or NHP Management Company as an incentive management fee, 50% to the investor limited partners, and 10% to the special limited and general partners.


   Pursuant to the partnership agreement, the Preferred Limited Partners will receive a priority distribution from the net proceeds of any sale, refinancing or partnership liquidation.

NOTE 7 -- MAJOR REPAIRS

   Management has discovered that the rental property has incurred significant structural damage caused by termite infestation and water penetration. During 1994, management began the process of repairing the damages which is estimated to cost a total of $500,000-$700,000 over several years. During 1994, the partnership incurred costs of approximately $150,000 which was paid out of project operations. Future years' repair costs will be paid from either project operations, the project reserve account, or from excess refinancing proceeds. Management estimates that 1995 costs will be $350,000.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                                  BALANCE SHEET
                                DECEMBER 31, 1993
                                   (Unaudited)

                                     ASSETS

INVESTMENT IN PROPERTY AND EQUIPMENT
 Property and equipment ..........................................  $ 7,618,098
OTHER ASSETS
 Cash ............................................................      114,260
 Tenant receivables ..............................................          251
 Other accounts receivable .......................................          150
 Due from Oxford .................................................       19,116
 Tenant security deposits -- funded ..............................       20,867
 Prepaid expenses ................................................       23,776
 Mortgage escrow deposits ........................................       95,074
 Debt service escrow .............................................      346,761
 Project reserve account .........................................      354,276
 Unamortized costs ...............................................       71,904
                                                                    -----------
                                                                    $ 8,664,533
                                                                    ===========
                       LIABILITIES AND PARTNERS' DEFICIT

LIABILITIES APPLICABLE TO INVESTMENT IN
PROPERTY AND EQUIPMENT
 Mortgage note payable ...........................................  $10,700,000
 Accrued interest payable ........................................      306,510
                                                                    -----------
                                                                     11,006,510
OTHER LIABILITIES
 Accounts payable ................................................       25,576
 Tenant security deposits ........................................       19,769
 Deferred rental revenue .........................................       14,421
 Accrued investor services fee ...................................        7,000
 Operating expense loan (includes accrued interest of $67,280) ...    1,233,909
 Loan payable ....................................................      347,177
 Deferred management fees ........................................       89,523
 Subordinated management fees ....................................       67,468
 Subordinated loan payable .......................................      153,843
 Deferred fees payable ...........................................      333,643
                                                                    -----------
                                                                     13,298,839
Partners' deficit:
 Capital contributions ........................  $ 5,835,310
 Less: Nonamortizable costs ...................      439,499
                                                 -----------
                                                   5,395,811
 Cumulative cash distributions ................     (324,745)
 Cumulative losses ............................   (9,705,372)        (4,634,306)
                                                 -----------        -----------
                                                                    $ 8,664,533
                                                                    ===========

        The accompanying notes are an integral part of this statement.

                CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993
                                   (Unaudited)

Gross potential revenue ............................................ $2,004,025
Less vacancies and allowances ......................................     91,090
                                                                     ----------
    Net rental revenue .............................................  1,912,935

Interest income ....................................................     17,167
Other income .......................................................    123,087
                                                                     ----------
    Total operating revenue ........................................  2,053,189
                                                                     ----------
Operating expenses
  Renting .................................         $   29,939
  Administrative ..........................            228,371
  Maintenance and operating ...............            400,442
  Utilities ...............................            113,168
  Taxes ...................................            184,098
  Insurance ...............................             31,803          987,821
                                                    ----------
Mortgage interest .........................            735,625
  Depreciation ............................            356,649
  Amortization ............................             66,377
  Financing fees ..........................             16,451
  Letter of credit fees ...................            163,960
  Investor services fee ...................              7,504
  Other partnership expenses ..............                621        1,347,187
                                                    ----------       ----------

    Total expenses ...............................................    2,335,008
                                                                    -----------
    Net loss .....................................................  $  (281,819)
                                                                    ===========

        The accompanying notes are an integral part of this statement.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                         STATEMENT OF PARTNERS' DEFICIT
                          YEAR ENDED DECEMBER 31, 1993
                                   (Unaudited)

                                              Gross           Less                        Cumulative
                                             Capital     Non-amortizable    Net Capital        Cash      Cumulative      Partners'
                                          Contributions      Costs        Contributions   Distributions    Losses         Deficit
                                          -------------  ---------------  -------------   -------------  -----------    ------------
Partners' deficit, 1/1/93
  as previously reported ................   $5,835,310     $(439,499)      $5,395,811     $(187,149)    $(13,949,047)   $(8,740,395)
Adjustment to reflect the
  change in method of financial
  statement reporting ...................       --             --              --             --           4,525,494      4,525,494
                                            ----------     ---------       ----------     ---------     ------------    -----------
Partners' deficit 1/1/93, as restated ...    5,835,310      (439,499)       5,395,811      (187,159)      (9,423,553)    (4,214,901)
Cash distributions ......................                                                  (137,586)                       (137,586)
Net loss ................................                                                                   (281,819)      (281,819)
                                            ----------     ---------       ----------     ---------     -------------   -----------
Partners' deficit, 12/31/93 .............   $5,835,310     $(439,499)      $5,395,811     $(324,745)    $ (9,705,372)   $(4,634,306)
                                            ==========     =========       ==========     =========     =============   ===========-

        The accompanying notes are an integral part of this statement.

                CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1993
                                   (Unaudited)

Cash flows from operating activities:
  Net loss .......................................................................   $(281,819)
Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation .................................................................     356,649
    Amortization .................................................................      66,377
    Changes in asset and liability accounts
      Tenant receivables .........................................................         (56)
      Other accounts receivable ..................................................        (150)
      Accounts payable ...........................................................     (14,610)
      Deferred rental revenue ....................................................        (360)
      Deferred management fees ...................................................      30,554
      Net security deposits paid .................................................        (485)
      Net deposits to escrows for taxes and insurance ............................     (32,060)
      Net deposits to debt service escrow ........................................      (3,962)
                                                                                     ---------
        Net cash provided by operating activities ................................     120,078
                                                                                     ---------

Cash flows from investing activities:
  Net deposits to project reserve account ........................................      (1,634)
  Purchase of property and equipment .............................................      (3,117)
                                                                                     ---------
        Net cash used in investing activities ....................................      (4,751)
                                                                                     ---------

Cash flows from financing activities:
  Distributions to partners ......................................................    (137,586)
                                                                                     ---------
        Net cash used in financing activities ....................................    (137,586)
                                                                                     ---------
        NET DECREASE IN CASH .....................................................     (22,259)

Cash, beginning ..................................................................     136,519
                                                                                     ---------
Cash, end ........................................................................   $ 114,260
                                                                                     =========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest .........................................   $ 735,625
                                                                                     =========

        The accompanying notes are an integral part of this statement.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1993
                                   (Unaudited)

NOTE 1 -- ORGANIZATION

   Casselberry-Oxford Associates Limited Partnership, a Maryland limited partnership, was formed January 1, 1983 to acquire an interest in real property located in Casselberry, Florida and to construct and operate a 336 unit rental housing community known as Reflections Apartments. The partnership will continue to operate until December 31, 2036, unless dissolved earlier in accordance with the partnership agreement. The partnership has entered into an agreement, which governs the rental, sale, and conversion of the units with the Orange County Housing Finance Authority of the State of Florida, and Independence One Mortgage Corporation. The agreement provides for, among other things, the rental of at least 20% of the units to tenants whose income does not exceed 80% of the median area income. This restriction is necessary in order for the partnership to comply with the provisions of the Internal Revenue Code governing the preservation of the tax exempt status of the bonds issued by the Orange County Housing Finance Authority.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A summary of the significant accounting policies consistently applied in the preparation of the financial statements follows.

   Basis of Accounting

   Prior to 1993, the partnership maintained its financial records and prepared its financial statements on the basis of accounting used for income tax purposes. As a result, the partnership amortized construction period interest and taxes as allowed by the Internal Revenue Code, and depreciation was computed on the accelerated cost recovery system, rather than capitalizing the development period costs and depreciating the buildings over their estimated economic lives as required by generally accepted accounting principles. Effective January 1, 1993, the partnership has changed its method of reporting from the basis used for income tax purposes to a basis in conformity with generally accepted accounting principles. The effect of this change in accounting method was to decrease partners' deficit at January 1, 1993 by $4,525,494 for the cumulative effect of the change on net loss for prior years.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Rental Income

   Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.

   Depreciation

   Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on a straight-line basis for financial reporting purposes. Accelerated lives and methods are used for income tax purposes.

   Unamortized Costs

   Permanent financing costs are being amortized on the straight-line method over the term of the mortgage.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Nonamortizable Costs

   The partnership has determined that nonamortizable costs of $439,499, attributable to the issuing and marketing of limited partnership interests, are a direct reduction of capital.

   Income Taxes

   No provision or benefit for income taxes has been included in these financial statements since the taxable income or loss passes through to, and is reportable by, the partners on their respective income tax returns.

NOTE 3 -- RELATED PARTY TRANSACTIONS

   The general partners of the partnership are Leo E. Zickler and OAMCO VII, L.L.C.

   The general partners and/or special limited partners are officers and/or affiliates of Oxford Development Corporation (Oxford), Oxford Holding Corporation (OHC), Oxford Asset Management Corporation (OAMCO), or NHP, Inc.
(NHP).


   The following items were paid or are payable to Oxford, OHC, OAMCO, NHP or their affiliates from operating revenues or distributable net cash flow.


   Property Management Fee

   The partnership had previously entered into an agreement with Oxford Management Company, Inc. (OMC), an Oxford subsidiary, to rent and manage the community. OMC received a property management fee equal to 4.5% of gross collections, which was $86,328 in 1993. This agreement was cancelled on December 10, 1993, in connection with the execution of the property management agreement described below.

   Effective December 10, 1993, the partnership entered into an agreement with NHP Property Management, Inc. (NHP/PMI), an affiliate of NHP, to provide property management services to the partnership. The fee for such services is equal to 3.36% of gross collections which was $3,977 in 1993. At the same time, the partnership entered into an asset management agreement with OAMCO to provide various supervisory and asset management services that were previously provided by OMC but are not provided by NHP/PMI.

   The agreement expires December 31, 1994, at which time it can be automatically renewed for one year periods, subject to certain limitations.

   Deferral of Fees

   Pursuant to the partnership agreement, OMC and NHP/PMI have agreed to defer one third of their management fees in any year in which certain net operating income levels are not achieved. Deferred amounts will be repayable to OMC and NHP/PMI, without interest, from distributable net cash flow (note
6) or sale or refinancing proceeds after certain priorities. In 1993, $28,776 (1.5% of gross collections) in fees was deferred by OMC and $1,326 (1.12% of gross collections) was deferred by NHP/PMI. As of December 31, 1993, the cumulative amounts deferred by OMC and NHP/PMI were $87,745 and $1,326, respectively.

   Subordinated Management Fee

   In 1987, OMC agreed to subordinate $67,468 of its management fees. This amount is repayable to OMC, without interest, from distributable net cash flow (note 6) or proceeds of sale or refinancing of the project, after certain priorities.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

NOTE 3 -- RELATED PARTY TRANSACTIONS (continued)

   Incentive Management Fee

   Through December 10, 1993, OMC received an incentive management fee, payable from distributable net cash flow, after certain priorities (note 6). Effective December 10, 1993, this incentive management fee is earned by NHP/PMI. No fee was earned by OMC or NHP/PMI in 1993.

   Accounting and Data Processing Fee

   OMC received an accounting and data processing fee through December 10, 1993. The 1993 fee paid to OMC was $8,064.

   Effective December 10, 1993, the accounting and data processing fee of $1.49 per unit per month is payable to NHP/PMI. No fee was paid to NHP/PMI in 1993.

   Administrative Fee

   The partnership paid OMC an annual fee of $1,200 for preparation of work papers and account analyses for the audit firm. Effective December 10, 1993, this fee is earned by NHP/PMI. No fee was paid to NHP/PMI in 1993.

   Cash Management Fee

   Oxford received a cash management fee for managing and investing partnership funds through December 10, 1993. The fee is 1.5% of the average monthly investment portfolio (computed on an annualized basis) managed by Oxford. The fee earned by Oxford in 1993 was $1,900 and was offset against interest income.

   Effective December 10, 1993, the cash management fee of 1.12% of the average monthly investment portfolio is payable to NHP/PMI. No fee was paid to NHP/PMI in 1993.

   Asset Management Fees

   From January 1, 1992 through December 10, 1993, the partnership had an agreement with Oxford Realty Services Corporation (ORSC), an Oxford affiliate, to provide consultation and asset management services. The fee is equal to 1% of gross receipts. The fee is payable, after certain priorities, from 50% of the partnership's distributable net cash flow. Any unpaid fee will bear interest at 2% per annum over the prime rate as charged by Citibank (6% at December 31, 1993). No fee was expensed in 1993. This agreement was cancelled on December 10, 1993, in connection with the execution of the asset management agreement described below.

   Effective December 10, 1993, the partnership entered into an Asset Management Agreement with OAMCO to provide certain supervisory and asset management services to the partnership, which previously had been provided by OMC but are not provided by NHP/PMI, including overseeing the property manager. The fee earned for such services in 1993 was $1,355, representing an amount equal to 34.1% of all fees payable to NHP/PMI, and was currently payable as an operating expense. Pursuant to the terms of the partnership agreement, OAMCO has agreed to defer one third of a portion of the fee currently payable from operations. During 1993, $452 was deferred and is payable, after certain priorities, from distributable net cash flow. This amount is included in deferred management fees.

   Additionally, OAMCO earns a fee equal to 1% of the gross receipts. This fee is only payable out of available distributable cash flow after certain priorities (note 6), if any. Management believes that it is not likely that sufficient distributable cash flow will be generated for the payment of this fee and accordingly, has ceased accrual.

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

NOTE 3 -- RELATED PARTY TRANSACTIONS (continued)

   Effective December 10, 1993, the aggregate fees paid to NHP/PMI and OAMCO, as reflected above, were equal to the aggregate fee levels previously paid to OMC and ORSC prior to December 10, 1993.

   Investor Services Fee

   An investor services fee is payable annually on a cumulative basis to Oxford Equities Corporation for its services in preparing necessary reports for the investor limited partners and in communicating with them concerning the partnership's affairs. The fee may be increased by the same percentage as the average percentage increase in the project's rent. A fee of $7,504 was expensed in 1993.

   Due from Oxford

   When OMC provided property management services to the partnership, the employees of the partnership were paid through common paymaster, ORSC. The partnership had a deposit with ORSC of $19,116 which represented approximately the amount advanced by ORSC to fund payroll before being reimbursed by the partnership. This deposit will be refunded by ORSC in accordance with the Payroll Reimbursement Agreement.

   The following loans have been made to the partnership by Oxford or its affiliates.

   Operating Expense Loan

   Pursuant to a loan and incentive fee agreement between OMC and the partnership, OMC has agreed to provide an operating expense loan. OMC has advanced $1,233,909 as of December 31, 1993 which includes accrued interest of $67,280.

   Pursuant to an earlier agreement, no additional interest will be charged. The loan is repayable from distributable net cash flow (note 6) or proceeds of the sale or refinancing of the project, after certain priorities. OMC is not required to make additional operating expense loans as the term of this obligation has expired.

   Subordinated Loan Payable

   During 1988, the collateral security account funded by Oxford, in the amount of $153,843, was drawn to pay mortgage interest of the partnership. This amount is repayable to Oxford, without interest, upon sale or refinancing of the project, after certain priorities.

NOTE 4 -- PROPERTY AND EQUIPMENT

   Property and equipment are stated at cost, net of accumulated depreciation, and at December 31, 1993 consisted of the following:

              Land ..............................   $    700,000
              Buildings .........................      9,173,606
              Building equipment ................      1,598,578
                                                    ------------
                                                      11,472,184
              Less accumulated depreciation .....     (3,854,086)
                                                    ------------
                                                    $  7,618,098
                                                    ============

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

NOTE 5--MORTGAGE NOTE PAYABLE

   The mortgage loan in the original amount of $10,700,00 is payable to Independence One Mortgage Corporation. The mortgage note provides for: (a) interest at 6-7/8% per annum; (b) monthly payments to the debt service escrow to fund the semi- annual payments of interest; (c) maturity on February 1, 1995; and (d) establishment of the Project Reserve Account to be used to fund debt service escrow shortfalls and under certain circumstances, operating expenses or distributions to partners.

   The mortgage loan is secured by a first mortgage lien on the property, an assignment of rents and leases, and a letter of credit in the amount of $11,129,115 issued by Fleet National Bank. The letter of credit is secured by a second mortgage lien on the property and a second assignment of rents and leases.

   The partnership pays an annual fee to Fleet National Bank for its issuance of the letter of credit. The fee expensed in 1993 was $163,960. In addition, Fleet has agreed to defer $333,643 of prior years' fees, without interest. These fees are due on or before July 31, 1995 and are secured by the Project Reserve Account.

   The liability of the partnership is limited to the property and equipment collateralizing the mortgage note and certain other amounts deposited with the mortgage lender.

   To cover certain costs of refinancing the mortgage loan, the partnership received a loan from Merrill, Lynch, Hubbard, Inc. The loan is repayable, without interest, from the proceeds of the sale or refinancing of the project, after certain priorities. As of December 31, 1993, the loan balance was $347,177.

NOTE 6 -- PARTNERS' CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

  Partners' capital contributions are as follows:

  General and Special Limited Partners ............................ $      260
  Investor Limited Partners .......................................  4,750,050
  Preferred Limited Partners ......................................  1,085,000
                                                                    ----------
                                                                    $5,835,310
                                                                    ==========

   Distributable net cash flow at December 31, 1993 is as follows:

  Cash ............................................................   $114,260
  Tenant security deposits--funded ................................     20,867
  Debt service escrow .............................................    346,761
                                                                      --------
                                                                      $481,888
  Less:
  Accounts payable .................................  $ 25,576
  Tenant security deposits .........................    19,769
  Deferred rental revenue ..........................    14,421
  Accrued interest payable .........................   306,510         366,276
                                                       --------       --------
  Distributable net cash flow .....................................   $115,612
                                                                      ========

               CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

NOTE 6 -- PARTNERS' CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS (continued)

   Distributable net cash flow, when available, is payable as follows:

   (a) To the preferred limited partners, an amount equal to a cumulative, compounded return of 15% per year on the preferred capital contributions ($543,251 as of December 31, 1993);

   (b) To the preferred limited partners, an amount equal to the preferred capital contributions;

   (c) To ORSC and/or OAMCO, payment of the asset management fee from, up to 50% of distributable cash flow;

   (d) To OMC and/or NHP/PMI, in payment of any deferred property management fees;

   (e) To the investor limited partners, a payment equal to the lesser of $380,000 or projected distributions to the investor limited partners for the year, in accordance with their partnership interests;

   (f) To the special limited and general partners, a payment equal to the lesser of $20,000 or projected distributions to the special limited and general partners for the year;

   (g) To OMC, in payment of any subordinated property management fees;

   (h) To OMC, in payment of any operating expense loans, including interest thereon;

   (i) To the partners, on a non-cumulative basis, a payment of up to $400,000 reduced by any distributions under (d) and (e) above with 95% allocated to the investor limited partners and 5% to the special limited and general partners;

   (j) The next $126,667, shall be distributed on a non-cumulative basis, as follows: 25% to the general and special limited partners and 75% to the investor limited partners;

   (k) The remaining amount will be distributed 40% to OMC and/or NHP/PMI as an incentive management fee, 50% to the investor limited partners, and 10% to the special limited and general partners.

   Pursuant to the partnership agreement, the Preferred Limited Partners will receive a priority distribution from the net proceeds of any sale, refinancing or partnership liquidation.

NOTE 7 -- CONTINGENCIES


   The partnership maintains its operating cash balance in one bank. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1993, the uninsured portion of the cash balance held at the bank was $12,760.